UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2023

MOVANO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40254	82-4233771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6800 Koll Center Parkway

Pleasanton, CA 94566

(Address of principal executive offices)

(415) 651-3172

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2023, Movano Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with The Benchmark Company, LLC (the “Underwriter”) relating to an underwritten offering (the “Offering”) of 4,235,304 shares (“Shares”) of common stock (“Common Stock”). Pursuant to the Agreement, the Company has granted the Underwriter a 30-day over-allotment option to purchase up to an additional 635,296 shares of its common stock. The Company estimates that gross proceeds from the Offering will be $3.6 million, before deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriter’s over-allotment option.

The Offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-264116) previously filed with the Securities and Exchange Commission and a preliminary prospectus supplement relating to the Offering. The closing of the Offering is expected to take place on or about November 17, 2023, subject to the satisfaction of customary closing conditions.

The Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of K&L Gates LLP relating to the Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the Offering on November 14, 2023 and November 15, 2023, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of November 14, 2023 between the Company and The Benchmark Company, LLC*
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press Release dated November 14, 2023 regarding the launch of the offering of Common Stock
99.2	Press Release dated November 15, 2023 regarding pricing of the offering of Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted annex upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Dated: November 15, 2023	/s/ Jeremy Cogan
Jeremy Cogan
Chief Financial Officer

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